Exhibit 99.1

Landcadia Holdings II, Inc. Completes Acquisition of GOLDEN NUGGET ONLINE GAMING

•	Changes Name to Golden Nugget Online Gaming, Inc.

•	Class A Common Stock to Commence Trading on Nasdaq Under New Symbol “GNOG” on December 30, 2020

HOUSTON, December 29, 2020 – Landcadia Holdings II, Inc. (the “Company,” “we,” “us,” or “our”) (Nasdaq: LCA) today announced that it has completed its previously announced business combination with Golden Nugget Online Gaming, Inc., a leading online gaming and digital sports entertainment company. The business combination was approved by a majority of Landcadia’s stockholders.

Upon completion of the business combination, Landcadia changed its name to Golden Nugget Online Gaming, Inc. The Company’s shares of Class A common stock will commence trading on Nasdaq Stock Market under the ticker symbol “GNOG” on December 30, 2020.

Tilman J. Fertitta will continue to serve as the Company’s CEO and Chairman of the Board. Thomas Winter will remain as President and the rest of the Golden Nugget Online Gaming team will continue in their respective roles. Tilman J. Fertitta commented, “I am pleased to see the business combination finally close. We see tremendous opportunity in the online gaming space and are excited to be a part of it.”

Jefferies LLC served as the sole financial, capital markets advisor and placement agent to Landcadia. White & Case LLP acted as legal counsel to Landcadia and Haynes and Boone LLP served as legal counsel to Golden Nugget Online Gaming.

About GNOG

Golden Nugget Online Gaming is a leading online gaming company that is considered a market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market. GNOG was the past recipient of 15 eGaming Review North America Awards, including the coveted “Operator of the Year” award in 2017, 2018, 2019 and 2020.

About Landcadia Holdings II, Inc.

Landcadia Holdings II, Inc. was a company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that was co-sponsored by Fertitta Entertainment, Inc. and Jefferies Financial Group Inc.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  The Company's and GNOG's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, the Company's and GNOG's expectations with respect to future performance and anticipated financial impacts of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  Most of these factors are outside the Company's and GNOG's control and are difficult to predict.  Factors that may cause such differences include, but are not limited to: (1) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (2) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of GNOG to grow and manage growth profitably and retain its key employees; (3) costs related to the business combination; (4) changes in applicable laws or regulations; (5) the possibility that GNOG or the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in the proxy statement relating to the business combination, including those under "Risk Factors" therein, and in the Company's other filings with the SEC.  The foregoing list of factors is not exclusive.   Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.   The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

MEDIA CONTACTS:
Katelyn Roche Gosslee, Katelyn@dpwpr.com

Mary Ann Cuellar, MaryAnn@dpwpr.com

Dancie Perugini Ware Public Relations

713-224-9115

Rick Liem rliem@ldry.com 713-386-7000